UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 21, 2007
TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (713) 232-7500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Agreement and Plan of Merger
On July 21, 2007, Transocean Inc. (“Transocean”) entered into an Agreement and Plan of Merger (the “Agreement”) with GlobalSantaFe Corporation (“GlobalSantaFe”) and Transocean Worldwide Inc., a direct wholly owned subsidiary of Transocean (“Merger Sub”). Under the terms of the Agreement, GlobalSantaFe will merge with Merger Sub by way of a scheme of arrangement qualifying as an amalgamation under Cayman Islands law, with Merger Sub continuing as the surviving corporation (the “Merger”). Immediately prior to the Merger, each outstanding ordinary share of Transocean (the “Transocean Ordinary Shares”) will be reclassified by way of a scheme of arrangement under Cayman Islands law into (1) 0.6996 Transocean Ordinary Shares and (2) $33.03 in cash (the “Reclassification” and, together with the Merger, the “Transactions”). At the effective time of the Merger, each outstanding ordinary share of GlobalSantaFe (the “GlobalSantaFe Ordinary Shares”) will be exchanged for (1) 0.4757 Transocean Ordinary Shares (after giving effect to the Reclassification) and (2) $22.46 in cash. The Board of Directors of Transocean has unanimously approved the Agreement.
At the effective time of the Merger, all outstanding equity awards of GlobalSantaFe (other than restricted stock units) will be assumed by Transocean and converted into awards to receive Transocean Ordinary Shares. Restricted stock units of GlobalSantaFe will be exchanged for the same consideration for which each outstanding ordinary share of GlobalSantaFe is exchanged. Each outstanding right or option to acquire one Transocean Ordinary Share outstanding immediately prior to the Reclassification will be adjusted into a right or option to acquire a number of Transocean Ordinary Shares, adjusted to reflect the Reclassification. GlobalSantaFe’s equity incentive plans will be assumed by Transocean.
Transocean expects that approximately 318 million Transocean Ordinary Shares will be outstanding after the Transactions, based on the following: (1) the 226,981,786 GlobalSantaFe Ordinary Shares and the 1,284,335 GlobalSantaFe restricted stock units outstanding as of June 30, 2007; (2) the 289,280,582 Transocean Ordinary Shares and the 364,995 Transocean Ordinary Share deferred units outstanding as of June 30, 2007 and the 613,296 Transocean Ordinary Share deferred units granted subsequent to that date; (3) assuming all the outstanding warrants to purchase 3,568,250 Transocean Ordinary Shares are net exercised (based on the closing price on July 20, 2007) and Transocean’s outstanding convertible debentures are converted into 5,757,530 Transocean Ordinary Shares prior to the effective time of the Transactions; and (4) assuming no outstanding options to purchase GlobalSantaFe Ordinary Shares or Transocean Ordinary Shares are exercised, and no additional GlobalSantaFe Ordinary Shares or Transocean Ordinary Shares are issued, prior to such effective time.
The Agreement provides that following the effective time of the Transactions, Transocean will have a board of directors that consists of 14 members, which will include seven directors named by Transocean and seven directors named by GlobalSantaFe. Robert E. Rose, the current Chairman of GlobalSantaFe’s Board of Directors, will serve as the Chairman of the Board of Directors of Transocean. Robert L. Long, the current Chief Executive Officer of Transocean, will be the Chief Executive Officer of Transocean. Jon A. Marshall, the current President and Chief Executive Officer of GlobalSantaFe, will be the President and Chief Operating Officer of Transocean. In addition, the following individuals will serve as officers of Transocean: Jean P. Cahuzac, Executive Vice President; Steven L. Newman, Executive Vice President; Eric B. Brown, Senior Vice President, General Counsel and Secretary; Gregory L. Cauthen, Senior Vice President and Chief Financial Officer; David J. Mullen, Senior Vice President; Cheryl D.

Richard, Senior Vice President, Human Resources and Information Technology; Robert L. Herrin, Vice President, Audit and Advisory Services; and Gregory S. Panagos, Vice President, Investor Relations.
Transocean, Merger Sub and GlobalSantaFe have made customary representations, warranties and covenants in the Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution of the Agreement and the consummation of the Transactions and covenants not to engage in certain kinds of transactions during that period. Transocean and GlobalSantaFe have made certain additional customary covenants, including, among others, covenants, subject to certain exceptions, (1) not to solicit proposals regarding alternative business combination transactions, (2) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, (3) to cause shareholder meetings to be held to consider approval of the Transactions and (4) for their respective Boards of Directors to recommend approval of the Agreement by their respective shareholders.
Transocean has obtained financing commitments for the Transactions, the aggregate proceeds of which will be sufficient for Transocean upon closing to pay the aggregate cash consideration to the holders of currently outstanding ordinary shares of Transocean and GlobalSantaFe in connection with the Transactions. Consummation of the Transactions is subject to various conditions, including, among others, (1) approval by the shareholders of GlobalSantaFe of the Merger and approval by the shareholders of Transocean of the Reclassification, the issuance of shares in the Merger and the amendments to Transocean’s charter documents, in each case pursuant to the requirements specified in the Agreement, (2) the receipt of required regulatory clearances, including the expiration of the Hart-Scott Rodino waiting period and foreign competition clearances, (3) the receipt of financing sufficient to enable Transocean to deliver the cash consideration in connection with the Transactions, (4) the accuracy of representations and warranties as of the closing date, including the absence of any material adverse effect with respect to Transocean’s or GlobalSantaFe’s business, as applicable, and (5) other customary closing conditions. The closing of the Transactions will occur on the first business day immediately following the day on which all of the conditions to the Transactions contained in the Agreement have been fulfilled or waived or on such other date as Transocean and GlobalSantaFe may agree. The parties estimate that the closing will take place by the end of the year.
The Agreement may be terminated under certain circumstances, including if the Board of Directors of either Transocean or GlobalSantaFe has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the Agreement. Upon the termination of the Agreement, under specified circumstances, a party will be required to reimburse the other party for such party’s third-party costs and expenses up to $30 million or, under specified circumstances, a party will be required to pay the other party a termination fee of $300 million.
The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Transocean, GlobalSantaFe or Merger Sub. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Transocean, GlobalSantaFe, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Transocean or GlobalSantaFe.
Financing Commitments
In connection with the Transactions, on July 21, 2007, Transocean and GlobalSantaFe entered into a commitment letter (the “Commitment Letter”), pursuant to which Goldman Sachs Credit Partners L.P. (“GSCP”), Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank, Lehman Brothers Inc. and Lehman Brothers Holdings Inc. (collectively, the “Lehman Lenders”) have committed to provide financing for the Transactions. The Commitment Letter provides for a $15.0 billion senior unsecured bridge loan facility due one year after closing, $10.0 billion of which is to be provided by GSCP and $5.0 billion of which is to be provided by the Lehman Lenders.
GSCP’s and the Lehman Lenders’ commitments are subject to the satisfaction of certain conditions, including the execution of satisfactory documentation and the absence of a Material Adverse Effect (as defined in the Agreement).
The foregoing summary of the Agreement and the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the Commitment Letter, which are attached as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.
Transocean Convertible Debentures and Warrants
The warrant agreement for Transocean’s outstanding warrants to purchase 3,568,250 Transocean Ordinary Shares at an exercise price of $19 per share provides that, as a result of the Reclassification, the warrants become exercisable for 0.6996 Transocean Ordinary Shares for each Transocean Ordinary Share the warrants were previously exercisable at an adjusted exercise price equal to an amount determined pursuant to specified formulas in Sections 17(a) and (c) of the warrant agreement. The adjustment of the number of Transocean Ordinary Shares for which the warrants are exercisable and the exercise price pursuant to the warrant agreement will not allow holders to receive the full economic benefit of the Reclassification. In order to place the warrantholders in a position more comparable to that of ordinary shareholders, Transocean currently intends to allow warrant holders to receive upon exercise following the Reclassification 0.6996 Transocean Ordinary Shares and $33.03 (i.e., the same consideration that a warrantholder would have owned immediately after the Reclassification if the warrantholder had exercised its warrant immediately before the Reclassification) for each Transocean Ordinary Share for which the warrants were previously exercisable, at an exercise price of $19 per Transocean Ordinary Share.
Prior to consummation of the Transactions, Transocean currently expects to call for redemption its Zero Coupon Convertible Debentures due May 2020 and its 1.5% Convertible Debentures due 2021. If not so redeemed, in accordance with the indentures governing the Zero Coupon Convertible Debentures and the 1.5% Convertible Debentures, as a result of the Reclassification, the debentures will become convertible into 0.6996 Transocean Ordinary Shares and $33.03 for each Transocean Ordinary Share for which the debentures were previously convertible.
Long-Term Incentive Plan
Also on July 21, 2007, the Board of Directors of Transocean approved the amendment of Transocean’s Long-Term Incentive Plan to provide that the consummation of the Merger and the transactions contemplated by the Agreement prior to December 31, 2008 or any similar business combination with GlobalSantaFe will not constitute a Change of Control (as defined in the Long-Term Incentive Plan) with respect to awards under the Long-Term Incentive Plan made between July 21, 2007 and the first to occur of (1) the closing date of the Transactions and (2) the date of termination of the Agreement in accordance with Article 9 thereof.
Additional Information and Where to Find It
In connection with the proposed Transactions, Transocean and GlobalSantaFe will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Transocean’s investors and other interested parties will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046, telephone (713) 232-7500, or from Transocean’s website, http://www.deepwater.com. GlobalSantaFe’s investors and other interested parties will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, GlobalSantaFe Corporation, 15375 Memorial Drive, Houston, Texas 77079, telephone (281) 925-6000, or from GlobalSantaFe’s website, http://www.globalsantafe.com.
Participants in the Solicitation
Transocean and GlobalSantaFe and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the Transactions. Information about the these persons can be found in Transocean’s and GlobalSantaFe’s respective proxy statements relating to their 2007 annual meetings of shareholders as filed with the SEC on March 20, 2007 and April 30, 2007, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the Transactions.
Item 7.01 Regulation FD Disclosure.
On July 23, 2007, Transocean and GlobalSantaFe issued a joint press release announcing that they had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this report, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Transocean under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Transocean that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Transocean.

Forward-Looking Statements
The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements involving the consummation of the Transactions, the financing of the Transactions, the timing and effects of the Transactions, regulatory clearances and shareholder approvals. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, actions by regulatory authorities or other third parties, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transactions, market conditions, the combined companies’ financial results and performance, consummation of financing, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, rig demand and capacity, drilling industry market conditions, possible delays or cancellation of drilling contracts, work stoppages, operational or other downtime, Transocean’s ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations, future financial results, operating hazards, political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations), war, terrorism, natural disaster and cancellation or unavailability of insurance coverage, the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors discussed in Transocean’s Form 10-K for the year ended December 31, 2006 and in Transocean’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

2.1	Agreement and Plan of Merger, dated as of July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation and Transocean Worldwide Inc.

10.1	Commitment Letter, dated July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation, Goldman Sachs Credit Partners L.P., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc. and Lehman Brothers Inc.

10.2	Amendment to Amended and Restated Long-Term Incentive Plan of Transocean Inc.

10.3	Terms of July 2007 Employee Restricted Stock Awards.

10.4	Terms of July 2007 Employee Deferred Unit Awards.

99.1	Press Release, dated July 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: July 23, 2007	By:	/s/ Eric B. Brown
Eric B. Brown
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation and Transocean Worldwide Inc.

10.1	Commitment Letter, dated July 21, 2007, among Transocean Inc., GlobalSantaFe Corporation, Goldman Sachs Credit Partners L.P., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc. and Lehman Brothers Inc.

10.2	Amendment to Amended and Restated Long-Term Incentive Plan of Transocean Inc.

10.3	Terms of July 2007 Employee Restricted Stock Awards.

10.4	Terms of July 2007 Employee Deferred Unit Awards.

99.1	Press Release, dated July 23, 2007.